UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
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Lyondell Chemical Company

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This filing contains the text of (1) a communication from Dan F. Smith, Chairman, President and Chief Executive Officer of Lyondell Chemical Company and (2) a communication from Volker Trautz, Basell's President and Chief Executive Officer, both posted on Lyondell's internal website to all employees.

Dan Smith Column

Compass: How will things be different for our company once we go from public to private?

Dan Smith: First, we need to remember that although we will no longer have publicly traded stock, we will still be – for many intents and purposes – a “public” company.

Typically, when you think of the term “public,” you envision a company with thousands of shareholders who have purchased company stock through a stock exchange like the NYSE. Stocks are sold to the public as a means to raise funds for growth and investment in the business.

However, a public company also may have only a small number of equity investors and, nevertheless, be considered public by virtue of the fact that the company has certain public debt through raising capital by selling bonds. After our merger with Basell, Lyondell and its subsidiaries Equistar and Millennium will continue to be subject to public reporting rules, as they are today, and the new combined entity is expected to have public debt and be subject to U.S. public reporting rules in the near future.  From the close of the transaction, the new combined entity will publish public financial statements, under International Financial Reporting Standards, for the benefit of various stakeholders, including European holders of current Basell debt.

The U.S. Securities and Exchange Commission was established by the United States Congress to protect investors, maintain fair, orderly, and efficient markets, and facilitate capital formation. As such, the SEC requires public companies in the United States to disclose financial and other relevant information to investors by submitting reports and other documents so that the public has an accurate understanding of a company’s performance. Our organization will still be required to comply with reporting regulations and requirements, including the Sarbanes Oxley Act and the guidelines of Fair Disclosure. So, from a financial reporting standpoint, you likely won’t see much change in how we operate.

Perhaps more importantly, LyondellBasell will still be a “public figure” in the areas where we operate. We will be subject to the same safety and environmental reporting standards as we are today, so it will always be important that we work to foster and maintain positive relationships with local stakeholders so that they continue to view us as responsible, respectful neighbors who bring value and contribute to the quality of life in their communities. With our expanded international footprint, we’ll simply have more neighbors and stakeholders with a vested interest in our operations.

I know you are all wondering what the merger will mean for you individually as well. Joining with the Basell organization is going to accomplish far more than simply expanding our company’s geographic reach. LyondellBasell will have an enhanced ability to participate from refining through to specialized end uses, extracting value from optimization across fuels, chemicals and polyolefins. The company will be able to realize additional operating synergies while driving continuous cost and reliability improvements. It will have a continued emphasis on customer focus – adding value by using optimal channels to market and providing customized service levels. And it will gain additional leadership in technology licensing, R&D and an increased share of specialties, making LyondellBasell the partner of choice for new projects in attractive markets and geographies.

What does this mean for you? In one word: opportunity. Opportunity to learn, to grow and to take on challenges far beyond what only Lyondell could offer. No doubt – there will be some discomfort associated with a period of change and uncertainty. But in the long run, you will now be a part of one of the world’s largest polymer, petrochemical and refining companies. The ideals that have made the Lyondell culture what it is – an emphasis on safety and operational excellence, a commitment to open dialog, a focus on high performance, the empowerment of the individual and a respectful and responsible partnership with our communities – come with us to the new organization because they are inherent in each one of you. You have made the Basic Elements of Lyondell more than just a poster hanging on a wall. Our Basic Elements came to life through your actions, and your continued commitment to our ideals will keep them alive in the new organization.

I know that the Basell leaders are very impressed with what they see at Lyondell. It’s to you that we owe the thanks for our success, and I am excited about all the opportunities ahead.

Additional Information and Where to Find It
In connection with the solicitation of proxies by Lyondell Chemical Company (the "Company") with respect to the meeting of its stockholders regarding the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC"). A definitive proxy statement and a form of proxy have been mailed to the stockholders of Lyondell. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free-of-charge copy of the proxy statement and other relevant documents filed with the SEC from the SEC's web site at http://www.sec.gov/. Stockholders may also obtain a free-of-charge copy of the proxy statement and other relevant documents by directing a request by mail to Lyondell Chemical Company, Investor Relations, 1221 McKinney Street, Suite 700, Houston, Texas 77010, telephone (713) 309-4590, or from the Company's web site at http://www.lyondell.com/.

The Company and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the persons who may be "participants" in the solicitation is set forth in the Company's definitive proxy statement and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.

Volker Trautz: Further Senior Officer Appointments for LyondellBasell Industries

Last week, you received information about several key matters including the high-level organizational structure and the location of the corporate headquarters for LyondellBasell Industries following the closure of our merger transaction. Today, I am pleased to announce the names of the people, in addition to Alan Bigman, Chief Financial Officer, who will report to me in the new organization.

Morris Gelb is appointed to the role of Executive Vice President, Office of the CEO and he will continue to be based in Houston.

Anton de Vries is appointed to the role of President, Polymers Division and he will be based in Rotterdam.

Ed Dineen is appointed to the role of President, Chemicals Division and he will continue to be based in Houston.

Norm Phillips is appointed to the role of President, Fuels Division and he will continue to be based in Houston.

Massimo Covezzi is appointed to the role of Senior Vice President and Head of Research and Development.  He will continue to be based in Ferrara, Italy.

Bart de Jong is appointed to the role of Senior Vice President, Human Resources and he will continue to be based in Houston.

Just Jansz is appointed to the role of President, Technology Business and he will continue to be based in Frankfurt.

Cees Los is appointed to the role of Senior Vice President and General Counsel and he will be based in Rotterdam.

José Rodriguez is appointed to the role of Senior Vice President, Supply & Optimization and he will continue to be based in Houston.

More information about our new organization structure and announcements about additional officer appointments will be made as soon as possible.

Please join me in wishing each of our colleagues all the best as they take on their respective roles upon the closing of the merger transaction.

Volker Trautz

Additional Information and Where to Find It
In connection with the solicitation of proxies by Lyondell Chemical Company (the "Company") with respect to the meeting of its stockholders regarding the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC"). A definitive proxy statement and a form of proxy have been mailed to the stockholders of Lyondell. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free-of-charge copy of the proxy statement and other relevant documents filed with the SEC from the SEC's web site at http://www.sec.gov. Stockholders may also obtain a free-of-charge copy of the proxy statement and other relevant documents by directing a request by mail to Lyondell Chemical Company, Investor Relations, 1221 McKinney Street, Suite 700, Houston, Texas 77010, telephone (713) 309-4590, or from the Company's website at www.lyondell.com.

The Company and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the persons who may be "participants" in the solicitation is set forth in the Company's definitive proxy statement and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.